U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                         FORM 10-QSB



(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED

MARCH 31, 2000



OR



[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM

______________ TO ______________



                   COMMISSION FILE NUMBER: 33-68570





                               eConnect

          (Exact name of registrant as specified in its charter)



      Nevada                                             43-
1239043

(State or jurisdiction of  incorporation             I.R.S.
Employer

            or organization)
Identification No.)



2500 Via Cabrillo Marina, Suite 112, San Pedro, California
90731

 (Address of principal executive offices)                    (Zip
Code)



             Registrant's telephone number:  (310) 514-9482



   Securities registered pursuant to Section 12(b) of the Act:
None



      Securities registered pursuant to Section 12(g) of the Act:

             Common Stock, $0.01 Par Value; Class A Warrants



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the

Securities Exchange Act of 1934 during the preceding 12 months

(or for such shorter period that the registrant was required to file such reports), and (2) been subject to such filing

requirements for the past 90 days.  Yes   X      No      .



As of As of May 1, 2000, the Registrant had 162,394,801

shares of common stock issued and outstanding.



Transitional Small Business Disclosure Format (check one):

Yes       No    X   .



                           TABLE OF CONTENTS



PART I - FINANCIAL INFORMATION
PAGE



ITEM 1.  FINANCIAL STATEMENTS



         CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2000
3



         CONSOLIDATED STATEMENTS OF OPERATIONS

         FOR THE THREE MONTHS ENDED MARCH 31, 2000

         AND MARCH 31, 1999
4



         CONSOLIDATED STATEMENTS OF CASH FLOWS

         FOR THE THREE MONTHS ENDED MARCH 31, 2000

         AND MARCH 31, 1999
5



         NOTES TO FINANCIAL STATEMENTS
6



ITEM 2.  PLAN OF OPERATION
11



PART II



ITEM 1.  LEGAL PROCEEDINGS
13



ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS
14



ITEM 3.  DEFAULTS UPON SENIOR SECURITIES
14



ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
14



ITEM 5.  OTHER INFORMATION
14



ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K
14



SIGNATURE
14



PART I.



ITEM 1.   FINANCIAL STATEMENTS.



                               eCONNECT

                 CONSOLIDATED BALANCE SHEET (Unaudited)



                                 ASSETS



Current assets                                      March 31,
2000



Cash                                                $  1,247,262



Due from related party                                   200,000



Total current assets                                   1,447,262



Fixed assets, net                                        135,506



Other assets



  Investments, net                                     2,445,046

  Goodwill, net                                          187,614

  Other intangibles, net                                 680,520

  Other assets                                            11,012

                                                       3,324,192

Total assets                                           4,906,960



                 LIABILITIES AND STOCKHOLDERS' EQUITY



Current liabilities

  Accounts payable                                       664,504

  Accrued liabilities                                     57,795

  Due to related party                                   607,221

  Due to affiliate                                     1,725,000

   Total current liabilities                           3,054,520

    Total liabilities                                  3,054,520



Stockholders' equity

  Common stock; $.001 par value; 200,000,000

  shares authorized, 154,870,876 shares

  issued and outstanding                                 154,871

  Additional paid-in capital                          55,521,296



Due from related party - secured by

 Company's common stock                               (4,093,529)

Accumulated deficit                                  (49,730,198)

   Total stockholders' equity                          1,852,440

   Total liabilities and stockholders' equity          4,906,960



See Accompanying Notes to Financial Statement



                              eCONNECT

                CONSOLIDATED STATEMENTS OF OPERATIONS

                             (Unaudited)



                                  For the three months ended
March 31

                                        2000                1999



Revenue                                    -
-



Operating expenses



 Consulting                        9,868,917
-



 Public relations                  5,232,780
-



 Research and development          1,910,310
-



 General and administrative        1,951,826
175,730



   Total operating expenses       18,963,833
175,730



Net loss from operations         (18,963,833)
(175,730)



Other income (expense)



 Interest income                      87,350
-



 Equity losses of investees         (280,366)
-



   Total other income (expense)     (193,016)
-



Net loss before provision for

income taxes                     (19,156,849)
(175,730)



Provision for income taxes                 -
-



Net loss                         (19,156,849)
(175,730)



Basic and diluted loss per

common share                           (0.14)
(0.01)



Basic and diluted weighted

average common shares

outstanding                      136,090,236
14,316,067



See Accompanying Notes to Financial Statements



                                eCONNECT

                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (Unaudited)



                                   For the three months ended
March 31

                                                2000
1999



Cash flows from operating

activities:



 Net loss                                (19,156,849)
(175,730)

 Adjustments to reconcile net

 loss to net cash used by

 operating activities:

  Depreciation and amortization              223,183
-

  Common shares issued for

  services                                15,627,561
-

  Equity losses of investees                 280,366
-

Changes in operating assets and

liabilities:

  Decrease in stock subscription

  receivable                                 220,176
-

  Decrease in due from related

  party                                       50,000
-

  Increase in due from related party -

   secured by Company's common stock      (1,112,647)
-

  Increase in other assets                   (11,012)
-



  Increase (decrease) in accounts

  payable                                    139,234
(12,522)



  Increase (decrease) in accrued

  liabilities                                (32,885)
36,000



  Decrease in due to related party            (5,789)
-



  Decrease in stockholder loan

  payable                                   (350,000)
-



   Net cash used by operating

   activities                             (4,128,662)
(152,252)



Cash flows from investing

activities:



  Purchase of fixed assets                  (138,144)
-



  Payments for investments                  (706,200)
-



   Net cash used by investing

   activities                               (844,344)
-



Cash flows from financing

activities:



  Proceeds from issuance of

  long-term debt                                   -
16,600



  Proceeds from issuance of

  common stock                             6,094,096
149,300



   Net cash provided by financing

   activities                              6,094,096
165,900



Net increase in cash                       1,121,090
13,648



Cash, beginning of period                    126,172
8,862



Cash, end of period                        1,247,262
22,510



Schedule of non-cash investing and

financing activities:

 Remaining consideration of the

 acquisition of Powerclick, Inc.

 recorded as due to affiliate              1,725,000
-



                               eCONNECT

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (Unaudited)

                              (Continued)



                                    For the three months ended
March 31

                                              2000
1999



2,000,000 common shares issued

 related to the acquisition of

 Powerclick, Inc.                          325,000
-



666,667 common shares issued for

 accounts payable                          550,000
-



6,000,000 common shares issued for

 officer bonus payable                   4,800,000
-



203,865 common shares issued for

 stock subscription payable                 81,546
-



See Accompanying Notes to Financial Statements



                               eCONNECT

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Unaudited)



1.  BASIS OF PRESENTATION





The accompanying consolidated financial statements have been prepared in accordance with U.S. Securities and Exchange

Commission requirements for interim financial statements.

Therefore, they do not include all of the information and

footnotes required by generally accepted accounting principles for complete financial statements.  The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 1999 of eConnect ("the Company").



The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year.  In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation.  All such adjustments are of a normal recurring nature.



During the first quarter of 2000, the Company's investees

(PowerClick and Top Sports S.A.) were operational, while the

"Bank Eyes Only" Internet products were in the development stage.

As described below under the caption "Business Combinations and

Investments," the investees' earnings or losses are recorded on the equity method of accounting.



2.  ACQUISITION



Powerclick, Inc. - In February 2000, the Company acquired 50% of the outstanding capital stock of Powerclick, Inc. ("the

Investee") in consideration of $1,200,000 and 8,000,000 shares of the Company's common stock ("the Acquisition").  As of March 31,

2000 the Company has made payments totaling $450,000 and issued

2,000,000 shares of the Company's common stock related to the

Acquisition.  The remaining unpaid balance of $750,000 and

unissued common stock totaling 6,000,000 shares are recorded as

"Due to affiliate" totaling $1,725,000 at March 31, 2000.  The

Company has accounted for its ownership interest in the Investee under the equity-method as the Company has the ability to

exercise significant influence, but not control, and has an

ownership interest of the investee's voting stock between 20% and

50%.  As of March 31, 2000, the investment in the Investee

exceeded the Company's share of the underlying net assets by approximately $2,424,190.  The excess of the underlying net

assets in the Investee is being amortized on a straight-line basis over the estimated useful life of three years.  For the three months ended March 31, 2000, amortization expense related to this investment approximated $120,000.



Business Combinations and Investments - This business combination has been accounted for under the purchase method of accounting,

therefore the Company includes the results of operations of the acquired business from the date of acquisition.  Net assets of the company acquired are recorded at fair value as of the date of acquisition.  The excess of the acquired business' purchase price over the fair value of its net tangible and identifiable

intangible assets is then included in goodwill in the

accompanying consolidated balance sheet.



Investments in affiliated entities in which the Company has the ability to exercise significant influence, but not control, and generally is an ownership interest of the investee's voting stock between 20% and 50%, are accounted for under the equity method of accounting. Accordingly, under the equity method of accounting,

the Company's share of the investee's earnings or losses based on its ownership interest are included in the consolidated

statements of operations. The investee's earnings or losses are the net result of total revenues less total expenses.  The

Company records its investments accounted for under the equity-

method as "Investments" on the consolidated balance sheet and its share of the investee's earnings or losses in "Equity earnings or losses of investees" on the consolidated statements of

operations.  The portion of the Company's investment in an

investee that exceeds its claim of the net assets of the

investee, if any, is treated as goodwill and amortized over a period of three years.



3.  RELATED PARTY TRANSACTIONS



Due from related party - As of March 31, 2000, the Company loaned

$200,000 to a director of the Company.  The balance is non-

interest bearing and is due on demand.  The Company received a

$100,000 repayment of this amount in April 2000.



Due from related party - secured by Company's common stock - As of March 31, 2000, the Company made loans totaling $4,093,529

(including accrued interest receivable of $231,821) to ET&T and

Thomas Hughes (an officer and director of the Company).  The balance is secured by approximately 9,400,000 shares of the

Company's common stock, which is owned by ET&T and Thomas Hughes,

bearing an interest rate of 10% and is due on demand.



4.  GOING CONCERN



The Company incurred a net loss of approximately $19,000,000 for the three months ended March 31, 2000.  The Company's current liabilities exceed its current assets by approximately $1,600,000 as of March 31, 2000.  These factors create substantial doubt about the Company's ability to continue as a going concern.  The

Company's management has developed a plan to complete the

development of technology products to generate future revenues and elect new directors to the board.  The Company will also seek additional sources of capital through the issuance of debt equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.



The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the

Company's plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.



ITEM 2.  PLAN OF OPERATION.



(a)  Twelve Month Plan of Operation.



In the year 2000, the Registrant will focus its attention on the marketing and development of the PERFECT industry (Personal

Encrypted Remote Financial Electronic Card Transactions), with specific focus on the "Bank Eyes Only"T Internet aspect of the

PERFECT transaction (see Exhibit 99.3 for a summary of the

trademark filed on March 15, 2000).



"Bank Eyes Only" refers to a direct Internet connection between the consumer's terminal and the Registrants bank card

authorization system by which the consumer will order an item from an Internet merchant, but the credit card data or ATM data will go directly to the Registrant's server and then to the bank,

bypassing the merchant.  Thus, this service will enable customers to pay for Internet purchases, bill payments and other types of transactions from home by physically swiping either credit cards or ATM cards with PIN entry.  These "Bank Eyes Only,"

transactions can be processed over the Internet without the

cardholder account information being stored at the merchant's web site, nor does the merchant have ready access to the consumer's bank card information.



The Registrant believes that "Bank Eyes Only" transaction

processing system will effectively address Internet consumers'

concerns regarding personal and financial information security.

The Registrant will receive a projected flat fee of $1.00 for each "Bank Eyes Only" transaction which will be paid by the

merchant, not the consumer.



The Registrant has begun initial sign ups of web Merchants for this service and based on responses, will now expend substantial dollars for an aggressive May sign up campaign to begin

simultaneously on several fronts.  To launch the service of

Internet "Bank Eyes Only" transactions, the Registrant has

implemented the following initiatives:



(1)  The development of the eCashPad by Asia Pacific Micro, Inc,

under a manufacturing agreement entered into on January 21, 2000

(see Exhibit 10.29 to this Form 10-QSB).  Production of the

eCashPad has commenced in Asia and is commercially targeted for distribution in June 2000.



(2)  The Registrant has entered into two agreements with eFunds

Corporation, a subsidiary of Deluxe Data, dated February 3, 2000 and February 4, 2000 to provide the Dominican Republic and

Ireland host systems for "Bank Eyes Only" transactions (see

Exhibits 10.34  and 10.36, respectively, to this Form 10-QSB).

This means that eFunds will help process the transaction after it leaves the Registrant's server.



(3)  Under the agreements with eFunds, the Registrant also

obtained a license of the eFunds CONNEX host system software for usage in countries other than the United States.  The CONNEX system provides the Registrant with a proven host software system which will effect "Bank Eyes Only" transactions as originated by

eCashPads.



(4)  The purchase of an IBM Multiprise 2000 as a platform for the

CONNEX host system software in March 2000.



(5)  The Registrant has entered into a letter of intent with Real

Solutions, Ltd. on March 9, 2000 to provide the IBM hardware support in connection with the eFunds agreements (see Exhibit

10.40 to this Form 10-QSB).  On April 13, 2000, the Registrant entered into a formal Master Services Agreement with Real

Solutions, Ltd. in connection with this matter.



(6)  On February 9, 2000, the Registrant consummated an

acquisition agreement with PowerClick, Inc., a Nevada

corporation, whereby the Registrant acquired 50% of the

outstanding capital stock of this company (see Exhibit 10.37 to this Form 10-QSB).  PowerClick, Inc. owns and operates a website that provides a wide range of products and services to the

public, and is intended to be used as a vehicle to promote the use of the "Bank Eyes Only" system.



(7)  The Registrant has entered into an agreement with National

Data Funding Corporation ("NDFC") in April 2000 to provide

eCashPad distribution, encryption, and maintenance.  The

eCashpad is a device which will attach to a personal computer to enable a credit card or ATM transaction via Internet. NDFC will also provide full merchant processing for all credit and debit cards in support of the United States eFunds host.



(8)  Completion of testing of the eCashPads, the consumer "Bank

Eyes Only" device.  eCashPads will be in a pilot program through the second quarter of 2000 with a national roll out anticipated for the third quarter of 2000.



(9)  On December 29, 1999, the Registrant entered into an

agreement for establishing eConnect2Trade.com, Incorporated

("ET") (see Exhibit 10.25 to this Form 10-QSB).  The business of

ET is to be the marketing and sales of the Registrant's "same-as-

cash" transactions to the securities industry via any medium, but initially via the internet using an ATM pin pad.  The long term goal of ET will be, for a fee, to act as a financial interface between securities broker/dealers and their clients who are

transacting currencies via transactions using bank host

processing centers that are authorizing such transactions.

Although a recent Letter of Intent between ET and Empire

Financial Holding Co., a broker/dealer, did not proceed, it is the intention of the Registrant to seek other contacts within the brokerage industry (see Exhibit 10.28 to this Form 10-QSB).



(10)  On March 10, 2000, the Registrant entered into a Joint

Venture Agreement for the creation of a software/hardware

solution that will facilitate a secure transaction interface and communications between handheld computing devices and secure transaction servers (see Exhibit 10.39 to this Form 10-QSB).  The net result to be to provide same as cash transactions over

virtual private networks.  The combined hardware

/software/service is to be known as "PocketPay" an existing

trademark of eConnect.



(11)  Development of "bankeyesonly.com" web sites in the United

States, Dominican Republic, Ireland, Australia and Hong Kong.

These web sites will be used to register web merchants within the above listed countries to be able to receive a "Bank Eyes Only"

transaction by an eCashPad.  A consumer will be able to go the

Registrant's website and with the use of his/her eCashPad will be able to safely order merchandise on line.



(12)  Aggressive recruiting of web merchants to the Registrant

"Bank Eyes Only" network.  Registration of "Bank Eyes Only" web merchants will be pursued by a team specialists to be hired who understand their specific industry such as phone or cable or collections and who will fully develop the pertinent "Bank Eyes

Only" applications for that industry and who will develop

strategic alliances within their specific industry.  In addition,

the Registrant has structured a networking approach for mass market consumer participation in finding "Bank Eyes Only"

merchants along with sales teams to sign on local web merchants.



(13)  Using a revenue sharing plan from the flat fee, the

Registrant will incentivize private labels of eCashPads with expected advertising and marketing of these private label

eCashPads by the web merchants to their consumer base.  For

example, a merchant might distribute eCashPads with its logo to its own consumers.



(14)  Establishment of strategic alliances with a substantial partner in each country.  The partner will then proceed to

develop the business of "Bank Eyes Only" transactions by usage of the simple and proprietary eCashPad which has been developed by the Registrant.



(15)  The activation of the Dominican Republic host system, and host systems in Ireland, Hong Kong Host, and Australia as full service centers which will provide not only "Bank Eyes Only"

Internet transactions by the usage of eCashPads but also full service aspects of processing merchant retail terminal

transactions and ATM cash machines. Terminals could be placed in strategic market areas of each country such as check cashing centers or even grocery stores.  In this regard, the Registrant entered into a Joint Venture Agreement, dated March 27, 2000,

with Raymond and Li-Wang Kessler for the purpose of delivering a delegation from the Peoples Republic of China to a meeting in the

United States with the Registrant to discuss launching the

Registrant's services in China (subsequent meetings with China

Delegation contact(s) and their associates will explore forging business relationships in Singapore, Hong Kong, Macao and other countries) (see Exhibit 10.44 to this Form 10-QSB).



(16)  Establishment of the "International," which will be a four country real time "Bank Eyes Only" with ATM card and PIN entry game between the countries of the Dominican Republic, Ireland,

Australia, and Hong Kong, whereby consumers within those

countries will be able to use the eCashPad to effect same day gaming with ATM card and PIN entry.



The Registrant intends to spin off eGaming and its PowerClick subsidiary as separate publicly traded companies.



(b)  Risk Factors in Connection with Plan of Operation.



An investment in the Registrant is subject to a number of

risks.  Among these risks are the following:



(1)  eCashPad Production.  The agreement under which the eCashPad is being manufactured for the Registrant only calls for an

initial production run of 5,000 units, at a total cost of

$80,000.  The Registrant must conclude an agreement for a

substantial additional manufacturing run in order for the plan of business as set forth above to succeed.  There is no guarantee that the Registrant will be able to conclude such an agreement.



This agreement offers the Registrant substantial savings by

contracting with an Asian country for manufacturing.  Currently,

the manufacturer is stable but there is no guarantee that the manufacturer may not be impacted by future changes in government policies. The Registrant is presently seeking additional

suppliers.



(2)  Approval of Regional ATM Networks.  Within the United States

market, the Registrant is closely working with NDFC to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" Internet payment.  Such network currently permit the usage of credit cards on their systems.

Thus, a substantial part of the Registrant's strategy is based on

ATM card with PIN entry Internet payments, and the Registrant may not receive bank approvals from the regional ATM card networks in the United States for such transactions.  In such case, this payment system could not be used in the United States, which could substantially affect the prospects of the Company in this country.  Even though this type of payment system has already been approved in the Dominican Republic and Ireland, and may be approved elsewhere outside the United States, the Company would expect that a substantial portion of its projected revenues would come form United States based transactions.



(3)  Influence of Other External Factors.  The Internet industry,

and Internet gaming in particular, is a speculative venture

necessarily involving some substantial risk. There is no

certainty that the expenditures to be made by the Company will result in commercially profitable business.  The marketability of the Registrant's services will be affected by numerous factors beyond the control of the Company.  These factors include market fluctuations and the general state of the economy (including the rate of inflation and local economic conditions) which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.



(4)  Regulatory Factors.  Existing and possible future consumer legislation, regulations and actions could cause additional

expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted.  For example, the U.S. Senate has considered a proposed bill introduced by U.S. Senator John Kyl that would ban Internet gaming in the United States.  The passage of such a bill may adversely affect the operation of the Company,

depending on the form of legislation.  Even though all gaming operations of the Company are off-shore and such transactions are not accepted from the United States, the effect of such

legislation may influence the business.



(5)  Competition.  The Registrant anticipates substantial

competition in the development of the PERFECT industry and the

"Bank Eyes Only" internet application in particular.  The

Registrant believes that the marketplace is large enough to

absorb many competitor companies who may focus on ancillary

aspects of the PERFECT industry such as the development of

hardware or of merchant sign ups, rather than on the core

business of the Registrant which is the processing of

transactions.  Many competitors in this industry, and in internet gaming will have greater experience, resources, and managerial capabilities than the Company, may be in a better position than the Company to obtain access to attractive clientele.  Such

competition could have a material adverse effect on the Company's profitability.



(6)  Reliance on Management.  The Company's success is

dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel,

has any employment or non-competition agreement with the Company.

Therefore, there can be no assurance that these personnel will remain employed by the Company.  Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects.  In addition, management has no experience in managing companies in the same business as the Company.



All decisions with respect to the management of the Company

will be made exclusively by the officers and directors of the

Company.  Investors will only have rights associated with

minority ownership interest rights to make decisions that affect the Company.  The success of the Company, to a large extent, will depend on the quality of the directors and officers of the

Company.  Accordingly, no person should invest in the Shares unless he or she  is willing to entrust all aspects of the

management of the Company to the officers and directors.



(7)  Conflicts of Interest.  The officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an

interest, hold an office, or serve on boards of directors.  Each will continue to devote such time to the business of the Company,

notwithstanding other obligations, that may reduce the time they can devote to the business of the Company.  As a result, certain conflicts of interest may exist between the Company and its

officers and/or directors, which may not be susceptible to

resolution.



In addition, conflicts of interest may arise in the area of

corporate opportunities, which cannot be resolved through arm's length negotiations.  All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the

Company.  It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the

Board of Directors of  the Company, any proposed investments for its evaluation.



(8)  Additional Financing Will Be Required.  The Registrant will be required to raise significant capital to fund its Plan of

Operation; this is estimated to be $3,000,000 over the next 12 months.  Currently, the Registrant is meeting its funding

requirements through financing provided by the Alpha Venture

Capital, Inc. through a Common Stock Purchase Agreement between the Registrant and this firm Alpha Venture Capital, Inc., dated

September 28, 1999 (see Exhibit 4.22 to this Form 10-QSB).

However, there is no guarantee that this funding source will continue to be available in the future.



The current funds available to the Company, and any revenue

generated by operations, will not be adequate for it to be

competitive in the areas in which it intends to operate, and may not be adequate for the Registrant to survive.  Therefore, the

Company will need to raise additional funds in order to fully implement its business plan.  The Company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing.  There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company.  If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities.  If additional shares were issued to obtain

financing, current shareholders may suffer a dilution on their percentage of stock ownership in the Company.



(9)  Uncertainty Due to Year 2000 Issue.  The Year 2000

issue arises because many computerized systems use two digits rather than four to identify a year.  Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed.

In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date.  The effects of the Year 2000 issue may be experienced after January 1, 2000, and if not addressed, the impact on

operations and financial reporting may range from minor errors to significant system failure which could affect the Registrant's ability to conduct normal business operations. This creates

potential risk for all companies, even if their own computer systems are Year 2000 compliant.  It is not possible to be

certain that all aspects of the Year 2000 issue affecting the

Registrant, including those related to the efforts of customers,

suppliers, or other third parties, will be fully resolved.



The Registrant currently believes that its systems are Year 2000 compliant in all material respects.  Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Registrant may experience serious unanticipated negative consequences  (such as significant downtime for one or more of its suppliers) or material costs caused by undetected errors or defects in the technology used in its internal systems.  Furthermore, the

purchasing patterns of customers may be affected by Year 2000 issues.  The Registrant does not currently have any information about the Year 2000 status of its potential material suppliers.

The Registrant's Year 2000 plans are based on management's best estimates.



(c)  Forward Looking Statements.



The foregoing Plan of Operation contains "forward looking

statements" within the meaning of Rule 175 under the Securities

Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the Registrant's business strategies, continued growth in the Registrant's markets, projections, and anticipated trends in the Registrant's business and the industry in which it operates.

The words "believe," "expect," "anticipate," "intends,"

"forecast," "project," and similar expressions identify forward-

looking statements.  These forward-looking statements are based largely on the Registrant's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Registrant's control.  The Registrant cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the

forward looking statements, including, among others, the

following: reduced or lack of increase in demand for the

Registrant's products, competitive pricing pressures, changes in the market price of ingredients used in the Registrant's products and the level of expenses incurred in the Registrant's

operations.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate.  The

Registrant disclaims any intent or obligation to update "forward looking statements."



PART II.



ITEM 1.  LEGAL PROCEEDINGS.



Other than as stated below, the Registrant is not a party to any material pending legal proceedings and, to the best of its

knowledge, no such action by or against the Registrant has been threatened:



(a)  Securities and Exchange Commission Action (March 12, 1999).



On March 12, 1999, the Securities and Exchange Commission

("SEC") filed a complaint alleging the Company had failed to make available to the investing public current and accurate

information about its financial condition and results of

operations through the filing of periodic reports as required by the Securities Exchange Act of 1934 (specifically, the Form 10-

KSB for the 1997 and 1998 fiscal years, the Form 10QSB for each of the first three quarters of fiscal 1998, and the corresponding

Notifications of Late Filings (Form 12b-25)).  The SEC sought in this action to compel the Company to file delinquent reports and enjoin the Company from further violations of the reporting

requirements.  The Company consented to the entry of a final judgment granting the relief sought by the SEC.



Although this action has been concluded, since the permanent injunction was entered the Company has been late with the

following reports: (a) Form 10QSB for the quarter ended February

28, 1999 (due by April 29, 1999 because of the filing of a Form

12b-25) - filed with the SEC on May 28, 1999; (b) Form 10QSB for the quarter ended June 30, 1999 (due by August 14, 1999) - filed with the SEC on August 23, 1999 (due to an error in the CIK code for the Company entered on the EDGAR electronic filing system);

(c) a Form 10-QSB for the transition period ended December 31,

1998 (due by July 5, 1999) - filed with the SEC on September 3,

1999; (d) Form 8-K to reflect a certain acquisition by the

Company (due by May 21, 1999) - filed with the SEC on November

15, 1999; (e) Form 8-K to reflect two acquisitions by the Company

(due by September 15, 1999) - filed with the SEC on November 16,

1999; (f) Form 10-KSB for the period ended on December 31, 1999

(due by April 14, 2000) - filed with the SEC on May 9, 2000; and

(g) Form 10-QSB for the quarter ended March 31, 2000 (due by May

22, 2000).



(b)  Securities and Exchange Commission Action (March 23, 2000).



In a complaint filed on March 23, 2000 (Securities and Exchange

Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV

00 02959 AHM (C.D. Cal.)), the SEC alleged that since February

28, 2000, the Registrant issued false and misleading press

releases claiming: (1) the Registrant and its joint venture

partner had a unique licensing arrangement with PalmPilot; and

(2) a subsidiary of the Registrant had a strategic alliance with a brokerage firm concerning a system that would permit cash

transactions over the Internet.  The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on internet bulletin boards,

caused a dramatic rise in the price of the Registrant's stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000,

on heavy trading volume.  The SEC suspended trading in the

Registrant's common stock on the Over the Counter Bulletin Board on March 13 for a period of 10 trading days (trading resumed on the National Quotation Bureau's Pink Sheets on March 27, 2000).

The complaint alleges that despite the trading suspension and the

SEC's related investigation, the Registrant and Mr. Hughes

continued to issue false and misleading statements concerning the

Registrant's business opportunities.  In addition to the interim relief granted, the Commission seeks a final judgment against the

Registrant and Mr. Hughes enjoining them from future violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder

(the anti-fraud provisions of that act) and assessing civil

penalties against them.



On March 24, 2000, a temporary restraining order was issued in the above-entitled action prohibiting the Registrant and Mr.

Hughes, from committing violations of the antifraud provisions of the federal securities laws.  The Registrant and Mr. Hughes

consented to the temporary restraining order.



On April 6, 2000, without admitting or denying the allegations contained in said complaint, the Registrant and Mr. Hughes

entered into a settlement by consent that has resulted in the entry of permanent injunctive relief.  The settlement agreement with the SEC was accepted and a judgment of permanent injunction was entered by the Court on April 7, 2000.  The judgment that the

Registrant and Mr. Hughes consented to prohibits the Registrant and Mr. Hughes from taking any action or making any statement, or failing to make any statement that would violate Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.

The court has yet to determine whether disgorgement, civil

penalties or other relief should be assessed against the

Registrant or Mr. Hughes.



(c)  Shareholder Class Action Lawsuits.



Barbara Einhorn, et al. v. eConnect, Thomas S. Hughes, Jack M.

Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-02674 MMM (JWJx);



Joel Eckstein, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack

M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-02700 DDP (CWx);



Felicia Bernstein, et al. v. eConnect, Inc., et al., Case No. 00-

02703 FMC (BQRx);



Robert Colangelo, et al. v. eConnect, Inc., et al., Case No. 00-

02743 SVW (SHx);



Irving Baron, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack

M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-02757 WJR (CTx);



James J. Warstler, et al. v. eConnect, Inc. , Thomas S. Hughes,

Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis,

Case No. 00-02758 R (SHx);



Yakov Prager, et al. v.  eConnect, Inc. , Thomas S. Hughes, Jack

M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-02759 GHK (RCx);



Gil Weisblum, et al. v. eConnect and Thomas S. Hughes, Case No.

00-02770 MRP (CTx);



Kenneth Mazda, et al. v. eConnect, et al., Case No. 00-02776 LGB

(Mcx);



Domenico Pirraglia, et al. v. eConnect, et al., Case No. 00-02875

SVW (CWx);



Israel C. Hershkop and Shlomo Hershkop, et al. v. eConnect and

Thomas S. Hughes, Case No. 00-03095 MRP (RNRx);



Judith Bacun, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack

M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-03161 FMC (JWJx);



Howard Fine, et al. v. eConnect, Inc. and Thomas Hughes, Case No.

00-03290 SVW (BQRx);



Arthur Smith, et al. v. eConnect, Thomas Hughes, Case No. 00-

03301 DT (Mcx);



Thomas Reimer, et al. v. eConnect, Thomas Hughes, Case No. 00-

03405 JSL;



Morris Tepper, et al. v. eConnect and Thomas S. Hughes, Case No.

00-03444 WJR (CTx);



Vin Bury, et al. v. eConnect, Thomas Hughes, Case No. 00-03446

ABC;



Frances Villari, et al. v. eConnect, Thomas Hughes, Case No. 00-

03447 LGB (SHx);



Benjamin Ringel, et al. v.  eConnect, Inc. , Thomas S. Hughes,

Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis,

Case No. 00-03591 RSWL (RNBx);



Anthony Massaro, et al. v. eConnect, Inc., Thomas S. Hughes, Jack

M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-03671 DDP (MANx);



Ardelle Gardner, et al. v. eConnect, Inc., Thomas S. Hughes, Jack

M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case

No. 00-03897 MMM (RZx);



The foregoing twenty-one actions were filed on various dates between March 14, 2000 and April 12, 2000, inclusive, and are all pending in the United States District Court for the Central

District of California.  These actions are brought by various putative classes of the purchasers of the Registrant's common stock.  The putative classes alleged, none of which have been certified, range from no earlier than November 18, 1999 through

March 13, 2000.  Plaintiffs in the various actions assert that the Registrant and Thomas S. Hughes, as well as (in certain of the actions) Jack M. Hall, Diane Hewitt, Anthony L. Hall, and

Kevin J. Lewis, have violated Section 10(b) of the Exchange Act

(false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act

(liability as a "controlling person" with respect to a primary violation of securities laws).  The principal allegations concern various alleged material misrepresentations and omissions which supposedly made the Registrant's public statements on and after

November 18, 1999 (and/or on and after November 23, 1999) false and misleading, thereby artificially inflating the market in and for the Company's common stock.  The answers or other responses of the defendants to the various initial complaints are not yet due.  The Registrant cannot as yet express any opinion as to the probable outcome of these litigation matters.  The Registrant intends to defend these litigation matters vigorously.



(d)  Employment Agreement - President/Chief Operating Officer.



On March 21, 2000, the Company consummated an amended employment agreement with an individual for the position of President and

Chief Operating Officer for the Company (see Exhibit 10.42 to

this Form 10-QSB).  On April 17, 2000, the Company terminated this individual as President and Chief Operating Officer of the

Company.  Based upon the amended employment agreement, the

remaining salary for the term of this agreement, will be due within 30 days upon the termination of this individual if

terminated for reasons other than good cause.  In addition,

through the date of termination, all of the granted stock options and warrants will vest and be exercisable for their entire term.

Accordingly, the termination of this individual, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement.  Furthermore, the termination may have accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share,

6,000,000 stock options exercisable at $0.40 per share, and

1,500,000 stock options exercisable at the lowest average daily trading price of the Company's common stock within the first 90 days of the executive's employment.  The Company's management believes that the termination of this individual was in good cause and intends to defend itself in this matter vigorously.



(e)  Employment Agreement - Outside Counsel.



On March 22, 2000, the Company consummated an amended and

restated employment agreement with an individual and his firm to act as outside counsel for the Company (see Exhibit 10-43 to this

Form 10-QSB).  On April 14, 2000, the Company terminated this individual and his firm as outside counsel.  Based upon the

amended and restated employment agreement, the remaining

compensation for the term of this agreement will be due

immediately upon the termination of this individual and his firm as outside counsel if terminated for reasons other than good cause.  In addition, any common stock and stock warrants granted through the term of this agreement will be considered due in the event of termination for reasons other than good cause.

Accordingly, the termination of this individual and his firm, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $700,000 for the remaining portion of unpaid compensation for the first, second and third years of this agreement.  Furthermore, the termination may have accelerated the vesting of the granted common stock and stock warrants consisting of 600,000 common shares and 600,000 warrants exercisable at $1.00 per share.  The Company's management

believes that the termination of this individual and his firm was in good cause and intends to defend itself in this matter

vigorously.



ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS.



(a)  Sales of Unregistered Securities.



The Registrant made the following sales of unregistered

securities during the three month period ended on March 31, 2000:



(1)  Between February 2, 2000 and February 29, 2000, the

Registrant sold a total of 3,069,011 shares of common stock to 79 individuals at a price of $0.40 per share, for an aggregate

consideration of $1,227,604.



(2)  During the period of January 1, 2000 through March 6, 2000,

the Registrant sold a total of 9,320,167 shares of common stock to 17 individuals and firms in exchange for consulting and other services performed for the Registrant (including 6,000,000 shares issued to Ryan Kavanaugh in connection with the Consulting

Agreement with the Registrant (see Exhibit 10.41 to this Form 10-

QSB).



No commissions or fees were paid in connection with these sales.

All of the above sales were undertaken pursuant to a claim of exemption from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D.



(b)  Use of Proceeds.



On August 20, 1999, the Registrant filed a Form SB-2 with the SEC under Rule 415 (self offering) to register an aggregate amount of

61,000,000 shares of common stock (aggregate offering price of

$11,590,000 under Rule 457(c)).  This offering was used primarily for consulting services and acquisitions by the Registrant, and commenced on the effective date of this registration statement

(September 7, 1999).  However, 20,000,000 shares of common stock under this offering were used for the registration of shares sold under a Common Stock Purchase Agreement (through a post-effective amendment to this Form SB-2 filed and effective on September 29,

1999 - File No. 333-79739).



The total amount of shares sold under this offering through

December 31, 1999 is 24,210,817, and an additional 14,490,746 shares for the quarter ended on March 31, 2000 (for a total of

38,701,563 shares sold in this offering).  Out of the total

offering, the Registrant issued 9,088,442 shares out of those registered from the Common Stock Purchase Agreement for a total consideration of $933,000 through December 31, 1999, and an

additional 2,877,084 shares for the quarter ended March 31, 2000 for a total consideration of $2,871,000.  In addition, the

Registrant issued 4,988,730 shares upon the exercise of warrants,

for a total consideration of $1,995,492.  The expenses involved with this offering to March 31, 2000 were approximately $370,640

(which includes an 8% commission of payable on the sales made under the Common Stock Purchase Agreement).  The net cash

proceeds from this offering (gross proceeds of $5,799,492 less offering expenses) of $5,428,852 were used for working capital for the Registrant.  This offering has not as yet terminated.



ITEM 3.  DEFAULTS UPON SENIOR SECURITIES.



Not Applicable.



ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.



None.



ITEM 5.  OTHER INFORMATION.



(a)  Promissory Note and Security Agreement.



The Registrant, and Electronic Transactions & Technologies (a

privately held corporation majorty owned by Thomas Hughes,

President of the Registrant) and Mr. Hughes entered into a

Promissory Note, dated December 1, 1999 (see Exhibit 10.19 to this Form 10-QSB), to reflect the principal sum of approximately

$2,900,000 owed by ET&T and Mr. Hughes to the Registrant for various sums paid by the Registrant to ET&T.  During the first quarter of 2000, the Registrant advanced approximately $1,000,000 to ET&T.  This additional amount, along with the existing amount owed, are set forth in an Amended and Restated Promissory Note

(see Exhibit 10.45 to this Form 10-QSB) and are secured by the

9,400,000 shares of the Registrant owned by Mr. Hughes and ET&T as reflected in an accompanying Amended and Restated Security

Agreement (see Exhibit 10.46 to this Form 10-QSB).



(b)  eSportsbet.com.



Under an Agreement dated January 7, 2000, the Registrant

acquired the eSportsbet.com website from PowerClick, Inc. (the owner of that website on that date) (see Exhibit 10.27 to this

Form 10-QSB).  In return, the Registrant agreed to be responsible to any liabilities that may have been incurred by PowerClick during its ownership and control of eSportsbet.com.  The

Registrant intends to use this website in its eGaming operations in the Dominican Republic.



(c)  Beneficial Ownership of Shares.



With regard to the beneficial ownership of shares of the

Registrant's common stock as of May 1, 2000, management has

reexamined the control that Thomas Hughes exercises over ET&T and the 5,400,000 shares owned by that firm.  Based on this review,

the Registrant has determined that the shares owned by ET&T

should be attributed to the beneficial ownership of Mr. Hughes:

Resulting in a total beneficial ownership of Mr. Hughes of

5,550,000 (3.42% of the total issued and outstanding as of that date of 162,394,801 and bringing the total of the directors and executive officers of 15,240,000 (9.33% of the total).



(d)  License Agreement of February 18, 1997.



On February 18, 1997, the Registrant entered into an Agreement to

License Assets from Home Point of Sales, Inc.("HPOS") (now know as "ET&T) (see Exhibit 10.1 to this Form 10-QSB).  Under the terms of this license agreement, it was the intention of the parties hereto that if and when any additional shares of the common stock of the Registrant are issued to the public or any employees, ET&T's ownership interest in the Registrant shall be and remain no less than 60% and that ownership interest of the ten current shareholder of the Registrant (James Clinton) shall,

at that time, be no less than 10%.  ET&T has never sought to

enforce this provision in this license agreement.   On February

2, 2000, the Registrant issued a total of 1,638,789 shares to

James Clinton or his nominees based on the stated reason that compliance with said 10% provision in such license agreement was required (this is in addition to the 1,850,000 shares so issued in 1999).  Shares issued under said provision of this license agreement were not issued for consideration and therefore may not have been properly issued in compliance with Nevada Revised

Statutes 78.211.



ITEM 6.  EXHBITS AND REPORTS ON FORM 8-K.



(a)  Reports on Form 8-K.  Reports on Form 8-K were filed during the first quarter of the fiscal year covered by this Form 10-QSB,

as follows:



(1) Form 8-K filed on January 18, 2000 reflecting the settlement of litigation between the Registrant and CALP II, LP.



(2)  Form 8-K filed on March 15, 2000 reflecting the following:
(i)

the dismissal of the former certifying accountant for the

Registrant, Farber & Hass, effective March 8, 2000; and (ii) the retention of L.L. Bradford & Company as the new certifying

accountant for the Registrant, effective March 8, 2000.



(3)  Form 8-K filed on March 31, 2000 reflecting the filing of a complaint on March 23, 2000 by the U.S. Securities and Exchange

Commission against the Registrant and Thomas Hughes, and the issuance of a temporary restraining order against the Registrant and Mr. Hughes.



(b)  Exhibits.  Exhibits included or incorporated by reference herein: See Exhibit Index



                            SIGNATURE



Pursuant to the requirements of Section 13 or 15(d) of the

Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned,

thereunto duly authorized.



                                    eConnect





Dated: May 25, 2000                 By: /s/ Thomas S. Hughes

                                    Thomas S. Hughes, President



                            EXHIBIT INDEX



Exhibit                      Description

  No.



2      Agreement and Plan of Merger, dated June 1, 1999

      (incorporated by reference to Exhibit 2 of the Form 10-KSB filed on May 9, 2000).



3.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statemet on Form SB-

       2/A filed on July 22, 1999).



3.2    Certificate of Amendment of Articles of Incorporation

      (incorporated by reference to Exhibit 3.2 of the Registration

       Statement on Form SB-2/A filed on July 22, 1999).



3.3    Certificate of Amendment of Articles of Incorporation

      (incorporated by reference to Exhibit 3.3 of the Registration

       Statement on Form SB-2/A filed on September 3, 1999).



3.4    Bylaws of the Registrant (incorporated by reference to

       Exhibit 3.3 of the Registration Statement on Form SB-2/A filed on

       July 22, 1999).



4.1    Class A Warrant Agreement (incorporated by reference to

       Exhibit 4.2 of Leggoons, Inc. Registration Statement on
Form S-1

       filed on October 28, 1993).



4.2    Retainer Stock Plan for Non-Employee Directors and

       Consultants, dated April 26, 1999 (incorporated by reference to

       Exhibit 4.1 of the Form S-8 filed on May 14, 1999).



4.3 Consulting and Service Agreement between the Registrant and

       James Wexler, dated May 20, 1998 (incorporated by reference to

       Exhibit 4.2 of the Form S-8 filed on May 14, 1999).



4.4    Consulting Agreement between the Registrant and Rogel

       Patawaran, dated March 18, 1998 (incorporated by reference to

       Exhibit 4.3 of the Form S-8 filed on May 14, 1999).



4.5    Consulting Agreement between the Registrant and David
Ninci,

       dated February 22, 1999 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on May 14, 1999).



4.6    Consulting Agreement between the Registrant and Harry

       Hargens, dated January 17, 1999 (incorporated by reference to

       Exhibit 4.5 of the Form S-8 filed on May 14, 1999).



4.7    Consulting Agreement between the Registrant and Charlene

       Charles, dated March 10, 1999 (incorporated by reference to

       Exhibit 4.6 of the Form S-8 filed on May 14, 1999).



4.8    Internet Consulting Services Agreement between the

       Registrant and Steve Goodman, dated May 3, 1999
(incorporated by

       reference to Exhibit 4.2 of the Form S-8 filed on July 2,
1999).



4.9    Consulting Agreement between the Registrant and Rogel

       Patawaran, dated June 8, 1999 (incorporated by reference to

       Exhibit 4.3 of the Form S-8 filed on July 2, 1999).



4.10 Consulting and Service Agreement between the Registrant and

       Edward Wexler, dated May 20, 1999 (incorporated by reference to

       Exhibit 4.4 of the Form S-8 filed on July 2, 1999).



4.11   Consultant Agreement between the Registrant and Richard

       Epstein, dated June 3, 1999 (incorporated by reference to
Exhibit

       4.5 of the Form S-8 filed on July 2, 1999).



4.12   Consultant Agreement between the Registrant and Ezzat

       Jallad, dated March 10, 1999 (incorporated by reference to

       Exhibit 4.6 of the Form S-8 filed on July 2, 1999).



4.13   Consultant Agreement between the Registrant and Shar

       Offenberg, dated June 20, 1998 (incorporated by reference to

       Exhibit 4.7 of the Form S-8 filed on July 2, 1999).



4.14   Consultant Agreement between the Registrant and Richard

       Parnes, dated May 10, 1999 (incorporated by reference to
Exhibit

       4.8 of the Form S-8 filed on July 2, 1999).



4.15   Consulting Contract between the Registrant and Robert
Bragg,

       dated August 19, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on August 31, 1999).



4.16   Consultant Agreement between the Registrant and Dominique

       Einhorn, dated August 9, 1999 (incorporated by reference to

       Exhibit 4.3 of the Form S-8 filed on August 31, 1999).



4.17   Consultant Agreement between the Registrant and Richard

       Epstein, dated August 16, 1999 (incorporated by reference to

       Exhibit 4.4 of the Form S-8 filed on August 31, 1999).



4.18   Consultant Agreement between the Registrant and Jane
Hauser,

       dated August 16, 1999 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on August 31, 1999).



4.19   Form of Debenture issued by the Registrant to CALP II, LP,

       dated June 9, 1999 (incorporated by reference to Exhibit
4.3 of

       the Registration Statement on Form SB-2/A filed on July
22,

       1999).



4.20   Registration Rights Agreement between the Registrant and

       CALP II, LP, dated June 9, 1999 (incorporated by reference to

       Exhibit 4.2 of the Registration Statement on Form SB-2/A filed on

       July 22, 1999).



4.21   Form of Warrant issued by the Registrant to CALP II, LP,

       dated June 9, 1999 (incorporated by reference to Exhibit
4.4 of

       the Registration Statement on Form SB-2/A filed on July
22, 1999).



4.22   Common Stock Purchase Agreement between the Registrant and

       Alpha Venture Capital, Inc., dated September 28, 1999

      (incorporated by reference to Exhibit 4.2 of the Registration

       Statement on Form SB-2 POS filed on September 29, 1999).



4.23   Registration Rights Agreement between the Registrant and

       Alpha Venture Capital, Inc., dated September 28, 1999

      (incorporated by reference to Exhibit 4.3 of the Registration

       Statement on Form SB-2 POS filed on September 29, 1999).



4.24   Warrant issued by the Registrant to Alpha Venture Capital,

       Inc., dated September 28, 1999 (incorporated by reference to

       Exhibit 4.4 of the Registration Statement on Form SB-2 POS filed on September 29, 1999).



4.25   Amended and Restated Retainer Stock Plan for Non-Employee

       Directors and Consultants, dated February 1, 2000
(incorporated

       by reference to Exhibit 4.1 of the Form S-8 filed on February 10,

       2000).



4.26   Consulting Services Agreement between the Registrant and

       Laurel-Jayne Yapel Manzanares, dated February 1, 2000

      (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on February 10, 2000).



4.27   Consulting Services Agreement between the Registrant and

       Marcine Aniz Uhler, dated February 1, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on February
10, 2000).



4.28  Consulting Services Agreement between the Registrant and

      William Lane, dated February 7, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on February 10, 2000).



4.29  Consulting Services Agreement between the Registrant and

      Earl Gilbrech, dated February 7, 2000 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on February 10, 2000).



4.30  Consulting Services Agreement between the Registrant and

      Dominique Einhorn, dated February 7, 2000 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on February
10,

      2000).



4.31  Consulting Services Agreement between the Registrant and

      Edward James Wexler, dated February 7, 2000 (incorporated by reference to Exhibit 4.7 of the Form S-8 filed on February
10,

      2000).



10.1  Agreement to License Assets between the Registrant and Home

      Point of Sales, Inc., dated February 18, 1997 (incorporated by reference to Exhibit 10.16 to the Form 8-K filed on February 25,

      1997).



10.2  Escrow Agreement between the Registrant, Home Point of

      Sales, Inc, and First National Bank of Omaha, dated
February 18,

      1997 (incorporated by reference to Exhibit 10.17 to the Form 8-K filed on February 25, 1997).



10.3  Host Processing Agreement between the Registrant and

      Electronic Transactions & Technologies, dated April 28,
1997

     (incorporated by reference to Exhibit 10.3 of the Form 10-
KSB/A

      for the fiscal year ended on August 31, 1998).



10.4  Licensing Agreement between the Registrant and Electronic

      Transactions & Technologies, dated March 27, 1998
(incorporated

      by reference to Exhibit 10.4 of the Form 10-KSB/A for the fiscal year ended on August 31, 1998).



10.5  Promissory Note between Electronic Transactions &

      Technologies and Unipay, Inc., dated April 26, 1999
(incorporated

      by reference to Exhibit 10.5 of the Form 10-KSB filed on May 9,

      2000).



10.6  Joint Venture Agreement between the Registrant and First

      Entertainment Holding Corp., dated April 29, 1999
(incorporated

      by reference to Exhibit 10.6 of the Form 10-KSB filed on May 9,

      2000).



10.7  Letter of Commitment between the Registrant and Rogel

      Technologies, dated May 6, 1999 (incorporated by reference to

      Exhibit 2 to the Form 8-K filed on November 15, 1999).



10.8  Acquisition Agreement between the Registrant and eBet.com,

      Inc., dated August 12, 1999 (incorporated by reference to
Exhibit

      2 to the Form 8-K/A filed on November 15, 1999).



10.9  Consulting Agreement between the Registrant and eMarkit,

      Incorporated, dated August 16, 1999 (incorporated by reference to

      Exhibit 10.9 of the Form 10-KSB filed on May 9, 2000).



10.10 Stock Exchange Agreement between the Registrant, La

      Empresa Ranco Plasticos Limitada, Michael Lanes, and Jamie

      Ligator, dated August 31, 1999 (incorporated by reference to

      Exhibit 2.1 to the Form 8-K filed on November 16, 1999).



10.11 Agreement and Plan of Acquisition between the

      Registrant and PowerClick, Inc., dated September 9, 1999

     (incorporated by reference to Exhibit 10.11 of the Form 10-
KSB

      filed on May 9, 2000).



10.12 Consulting Agreement between the Registrant and

      International Investor Relations Group, Inc., dated
September 24,

      1999 (incorporated by reference to Exhibit 10.12 of the Form 10-

      KSB filed on May 9, 2000).



10.13 Agreement between the Registrant and Kanakaris

      Communications, dated October 21, 1999 (incorporated by reference to Exhibit 10.13 of the Form 10-KSB filed on May 9, 2000).



10.14 Letter of Commitment between the Registrant and Rogel

      Technologies, dated October 23, 1999 (incorporated by reference to Exhibit 10.14 of the Form 10-KSB filed on May 9, 2000).



10.15 Capital Contribution Agreement between the Registrant

      and SafeTPay.com, dated November 5, 1999 (incorporated by

      reference to Exhibit 10.15 of the Form 10-KSB filed on May
9, 2000).



10.16 Agreement between the Registrant and Rogel Technologies dated November 23, 1999 (incorporated by reference

      to Exhibit 10.16 of the Form 10-KSB filed on May 9, 2000).



10.17 Contract of Partnership between the Registrant and Top

      Sports, S.A., dated November 20, 1999 (incorporated by reference to Exhibit 10.17 of the Form 10-KSB filed on May 9, 2000).



10.18 Agreement between the Registrant and Alliance Equities,

      dated November 29, 1999 (incorporated by reference to Exhibit

      10.18 of the Form 10-KSB filed on May 9, 2000).



10.19 Secured Promissory Note issued to the Registrant by

      Electronic Transactions & Technologies and Thomas S.
Hughes,

      dated December 1, 1999 (incorporated by reference to Exhibit

      10.19 of the Form 10-KSB filed on May 9, 2000).



10.20 Security Agreement between the Registrant, Electronic

      Transactions & Technologies, and Thomas S. Hughes, dated
December

      1, 1999 (incorporated by reference to Exhibit 10.20 of the Form

      10-KSB filed on May 9, 2000).



10.21 Business Cooperation Agreement between the Registrant

      and Top Sports, S.A., dated December 9, 1999 (incorporated by reference to Exhibit 10.21 of the Form 10-KSB filed on May
9, 2000).



10.22 Consulting Agreement between the Registrant and Michael

      Leste, dated December 10, 1999 (incorporated by reference to

      Exhibit 10.22 of the Form 10-KSB filed on May 9, 2000).



10.23 Consulting Agreement between the Registrant and Michael

      Kofoed, dated December 10, 1999 (incorporated by reference to

      Exhibit 10.23 of the Form 10-KSB filed on May 9, 2000).



10.24 Agreement between the Registrant and Top Sports S.A.,

      dated December 16, 1999 (incorporated by reference to Exhibit

      10.24 of the Form 10-KSB filed on May 9, 2000).



10.25 Agreement between the Registrant and eMarkit,

      Incorporated, dated December 29, 1999 (incorporated by reference to Exhibit 10.25 of the Form 10-KSB filed on May 9, 2000).



10.26 Fee Agreement between the Registrant and Red Iguana

      Trading Company, Inc., dated January 2, 2000 (see below).



10.27 Assignment of eSportsbet between the Registrant and

      PowerClick, Inc., dated January 7, 2000 (see below).



10.28 Letter of Intent of Negotiation and Information

      Exchange between eConnect2Trade.com, Incorporated, and
Empire

      Financial Holdings, Incorporated, dated January 21, 2000
(see below).



10.29 Manufacturing Agreement between the Registrant and Asia

      Pacific Micro, Inc., dated January 21, 2000 (see below).



10.30 Consulting Services Agreement between the Registrant

and Boardwalk Associates, Inc., dated January 26, 2000 (see

below).



10.31 Consulting Services Agreement between the Registrant and

      Coldwater Capital L.L.C., dated January 26, 2000 (see below).



10.32 Consultant Agreement between the Registrant and Harvey

      M. Burstein, dated February 2, 2000 (see below).



10.33 Consultant Agreement between the Registrant and Terrie

      Pham, dated February 2, 2000 (see below).



10.34 Software License, Development, and Maintenance

      Agreement (Dominican Republic) between the Registrant and eFunds

      Corporation, dated February 3, 2000 (see below).



10.35 Agreement between the Registrant and Burbank Coach

      Works, dated February 3, 2000 (see below).



10.36 Software License, Development, and Maintenance

      Agreement (Ireland) between the Registrant and eFunds

      Corporation, dated February 4, 2000 (see below).



10.37 Acquisition Agreement between the Registrant and

      PowerClick, Inc., dated February 9, 2000 (see below).



10.38 Loan Agreement between the Registrant and Richard

      Epstein, dated February 15, 2000 (see below).



10.39 PocketPay Joint Venture Agreement between the

      Registrant and Pilot Island Publishing, Inc., dated March
1, 2000

     (see below).



10.40 Letter of Intent between the Registrant and Real

      Solutions, Ltd., dated March 9, 2000 (see below).



10.41 Consulting Agreement between the Registrant and Ryan

      Kavanaugh, dated March 10, 2000 (see below).



10.42 Amended Employment Agreement between the Registrant and

      Stephen E. Pazian, dated March 21, 2000 (see below).



10.43 Amended and Restated Employment Agreement between the

      Registrant and Stanley C. Morris, dated March 22, 2000 (see below).



10.44 China-Singapore-Hong Kong-Macao Joint Venture Agreement

      between the Registrant, and Raymond Kessler and Li-Wang
Kessler,

      dated March 27, 2000 (see below).



10.45 Amended and Restated Secured Promissory Note issued to the Registrant by Electronic Transactions & Technologies and

      Thomas S. Hughes, dated March 31, 2000 (see below).



10.46 Amended and Restated Security Agreement between the

      Registrant, Electronic Transactions & Technologies, and
Thomas S.

      Hughes, dated March 31, 2000 (see below).



21    Subsidiaries of the Registrant (incorporated by reference
to

      Exhibit 21 of the Form 10-KSB filed on May 9, 2000).



27    Financial Data Schedule (see below).



99.1  Patents: dated August 9, 1994, May 19, 1998, and September

      15, 1998 (incorporated by reference to Exhibit 99.1 of the Form

      10-KSB filed on May 9, 2000).



99.2  Trademarks: filed March 31, 1997, February 16, 1999, May 6,

      1999, May 24, 1999, June 3, 1999, June 4, 1999, August 12,
1999,

      and September 28, 1999 (incorporated by reference to Exhibit 99.2 of the Form 10-KSB filed on May 9, 2000).



99.3  Trademark filed on March 15, 2000 (see below).